UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2008 (April 1, 2008)

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective April 1, 2008, Accuray Incorporated (the “Company”), entered into an Independent Contractor Agreement with one of the members of the Company’s Board of Directors, John Adler, M.D. (the “Agreement”). Under the Agreement, Dr. Adler is entitled to receive a maximum compensation of $167,100 per year, payable at the beginning of each quarter beginning on April 1, 2008. In addition, the Agreement has a term of one year and will renew for successive one-year periods, unless 30 days’ written notice of termination is provided by either party prior to the expiration of each one-year period.  The Agreement is also terminable by either the Company or Dr. Adler on 90 days’ written notice.

The Company will file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ended June 30, 2008.  The foregoing description is a summary and is therefore qualified in its entirety by reference to the complete text of the Agreement when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: April 3, 2008	By:
/s/ Robert E. McNamara
Robert E. McNamara
Senior Vice President and Chief Financial Officer